UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2018

Akoustis Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-38029 (Commission File Number)	33-1229046 (I.R.S. Employer Identification Number)

9805 Northcross Center Court, Suite A

Huntersville, NC 28078

(Address of principal executive offices, including zip code)

704-997-5735

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.b-2 of this chapter)

Emerging Growth Company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Purchase Agreement and Private Placement

On May 10, 2018, Akoustis Technologies, Inc. (the “Company”) and its wholly owned subsidiary, Akoustis, Inc. (the “Initial Guarantor”), entered into a Purchase Agreement (the “Purchase Agreement”) with Oppenheimer & Co. Inc., as representative (the “Representative”) of the several initial purchasers named in Schedule 1 thereto (the “Initial Purchasers”), relating to the sale of $15 million aggregate principal amount of the Company’s 6.5% Convertible Senior Secured Notes due 2023 (the “Notes”) guaranteed by the Initial Guarantor and any other future subsidiaries of the Company (the “Note Guarantee” and, collectively with the Notes, the “Securities”) to the Initial Purchasers (the “Offering”).

The Purchase Agreement includes customary representations, warranties and covenants. Under the terms of the Purchase Agreement, the Company and the Initial Guarantor have jointly and severally agreed to indemnify the Initial Purchasers against certain liabilities.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Indenture and the Notes

The Securities were issued on May 14, 2018 pursuant to an Indenture, dated as of such date (the “Indenture”), among the Company, the Initial Guarantor and The Bank of New York Mellon Trust Company, N.A., as trustee and collateral agent (the “Trustee”). The Notes bear interest at a rate of 6.5% per year until maturity on May 31, 2023. Interest on the Notes accrues from the date of issuance or from the most recent date on which interest has been paid and will be payable quarterly in arrears on February 28, May 31, August 31 and November 30 of each year, beginning on August 31, 2018. At the Company’s option, interest may be paid in cash and/or freely tradable shares of the Company’s common stock, subject to certain limitations, valued at 95% of the volume weighted average price of the common stock for the ten trading days ending on and including the trading day immediately preceding the interest payment date. Subject to certain limitations, interest payments will be made all in shares of common stock unless the Company gives written notice to the Note holders that it intends to make future interest payments either all or partially in cash, which notice will be effective 15 trading days thereafter. The Company will settle conversions of the Notes through delivery of shares of common stock of the Company in accordance with the terms of the Indenture. The initial conversion rate for the Notes is 152.6718 shares of common stock (subject to adjustment as provided in the Indenture) per $1,000 principal amount of the Notes, which is equal to an initial conversion price of approximately $6.55 per share, representing a conversion premium of approximately 10.5% above the last closing price of the common stock prior to the parties’ entry into the Purchase Agreement.

Holders of the Notes may convert all or any portion of their Notes, in multiples of $1,000 principal amount, at their option at any time prior to the close of business on the business day immediately preceding the stated maturity date.

Subject to certain exceptions, in the event that the Company issues, or is deemed to issue, shares of common stock for a consideration per share less than the conversion price then in effect (the “trigger price”), then the conversion rate will be adjusted to reduce the conversion price to the higher of (i) the trigger price and (ii) $5.00 (as adjusted for any stock dividend, stock split, stock combination, reclassification or other similar transaction).

At any time on or after May 31, 2019, if the closing sale price per share of the Company’s common stock is greater than 175% of the then-effective conversion price for each of 20 days of any 30 consecutive trading day period immediately preceding the Company’s optional redemption notice, the Company may redeem the Notes at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, up to the redemption date.

The holders of the Notes will have a one-time right effective on May 31, 2021 (the “put date”), exercisable prior thereto in the manner described in the Indenture, to require the Company to repurchase for cash all of such holder’s Notes on the put date at a purchase price equal to 100% of the principal amount of the Notes to be repurchased, plus interest. If the holder elects to convert the Notes at any time on or after the date that is one year after the date of issuance and prior to the put date, the holder will also receive a make-whole payment equal to the remaining scheduled interest payments that would have been made had such converted Notes remained outstanding through the put date. At the Company’s option, the make-whole payment may be paid in cash and/or freely tradable shares of the Company’s common stock, subject to certain limitations, valued at 95% of the volume weighted average price of the common stock for the ten trading days ending on and including the trading day immediately preceding the make-whole payment date. Subject to certain limitations, make-whole payments will be made all in shares of common stock unless the Company gives written notice to the Note holders that it intends to make future make-whole payments either all or partially in cash, which notice will be effective 15 trading days thereafter.

If the Company undergoes a “qualifying fundamental change,” as defined in the Indenture, under certain circumstances holders who convert their Notes in connection with such a qualifying fundamental change will be entitled to a “qualifying fundamental change payment” equal to $130 per $1,000 of aggregate principal of Notes converted, payable at the Company’s option in cash and/or freely tradable shares of common stock, subject to certain limitations, valued as provided in the Indenture. Subject to certain limitations, qualifying fundamental change payments will be made all in shares of common stock unless the Company gives written notice to the Note holders that it intends to make qualifying fundamental change payments either all or partially in cash, which notice will be effective 15 trading days thereafter.

The Indenture provides for customary events of default. In the case of an event of default with respect to the Notes arising from specified defaults relating to bankruptcy laws, all outstanding Notes will become due and payable immediately without further action or notice. If any other event of default with respect to the Notes under the Indenture occurs or is continuing, the Trustee or holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare the principal amount of the Notes to be immediately due and payable.

Under the Indenture, the Notes are fully, unconditionally and irrevocably guaranteed on a senior secured basis by the Initial Guarantor and any future subsidiaries of the Company, jointly and severally. The Notes are our senior secured obligations and, subject to certain exceptions, rank senior to all of our existing and future unsecured indebtedness to the extent of the value of the collateral.

The foregoing description of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to each of the Indenture and form of Note, which are filed as Exhibits 4.1 and 4.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Registration Rights Agreement

Pursuant to the Purchase Agreement, the Company and the Initial Guarantor entered into a registration rights agreement (the “Registration Rights Agreement”) with the Initial Purchasers for the benefit of the holders of the Securities pursuant to which we agreed to file a registration statement within 90 days of the closing date of the Offering covering the resale of the Securities and the shares of common stock issuable upon conversion of the Notes (collectively, the “Registrable Securities”) and to use their respective best efforts to cause the registration statement to be declared effective within 180 days of the closing date of the Offering. If the Registrable Securities are not registered for resale within that time period, or if the Company and the Initial Guarantor fail to maintain the effectiveness and availability of the registration statement (subject to certain grace periods), the Company will pay additional interest on the Notes at a rate per annum of 0.50% for the first 90 day period following the occurrence of the relevant event and, thereafter, at a rate per annum of 1.0% until such event is cured. Pursuant to the Registration Rights Agreement, the Company and the Initial Guarantor have agreed to maintain the registration of the Registrable Securities until the earliest of the date that (i) all of the Registrable Securities have been sold either pursuant to the registration statement or Rule 144 or are no longer outstanding, (ii) the Registrable Securities may be sold without restriction by each holder pursuant to Rule 144 in a single transaction and certain other conditions have been satisfied, or (iii) is two years after the registration statement is declared effective.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Registration Rights Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Security Agreements

In connection with the Offering, the Company and the Initial Guarantor entered into a Pledge and Security Agreement, dated as of May 14, 2018 with the Trustee, as collateral agent (in such capacity, the “Collateral Agent”) (the “Pledge and Security Agreement”) pursuant to which the Securities are secured by a first priority lien (subject to permitted liens or permitted encumbrances, as applicable) on substantially all of the Company’s and the Company’s existing and future subsidiaries’ assets, including the Initial Guarantor’s Canandaigua, New York manufacturing facility (the “NY Facility”), and a pledge of the Company’s equity interests in the Initial Guarantor. In connection with the granting of such lien, the Company and/or the Initial Guarantor entered into a Collateral Agency Agreement, Patent Security Agreement, Trademark Security Agreement, and Mortgages relating to the NY Facility (collectively with the Pledge and Security Agreement, the “Security Agreements”).

The Security Agreements provide the Collateral Agent, on behalf of the holders of the Securities, with significant remedies, including the foreclosure and sale of all or parts of the collateral. However, the rights of the collateral agent to exercise remedies upon a specific event of default may be limited by the terms of the Security Agreements and applicable law.

The foregoing description of the Security Agreements does not purport to be complete and is qualified in its entirety by reference to the Pledge and Security Agreement, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Current Report on Form 8-K under the heading “Indenture and the Notes” is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K under the headings “Purchase Agreement and Private Placement,” “Indenture and the Notes” and “Registration Rights Agreement” is incorporated herein by reference.

The Company and the Initial Guarantor offered and sold the Securities to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and the Initial Purchasers resold the Securities to “qualified institutional buyers” pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company will settle conversions of the Notes by delivering shares of the Company’s common stock. Neither the Securities nor the shares of common stock issuable upon conversion of the Notes have been registered under the Securities Act or may be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Pursuant to the Registration Rights Agreement described in Item 1.01 of this Current Report on Form 8-K under the heading “Registration Rights Agreement,” the Company and the Initial Guarantor have agreed to provide certain registration rights with respect to such securities.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

4.1	Indenture, dated as of May 14, 2018, by and among the Company, the Initial Guarantor and The Bank of New York Mellon Trust Company, N.A.

4.2	Form of Note (included in Exhibit 4.1).

10.1	Purchase Agreement, dated as of May 10, 2018, by and among the Company, the Initial Guarantor and Oppenheimer & Co. Inc., as representative of the several Initial Purchasers named in Schedule 1 thereto.

10.2	Registration Rights Agreement, dated as of May 14, 2018, by and among the Company, the Initial Guarantor and Oppenheimer & Co. Inc. , as representative of the several Initial Purchasers named in Schedule 1 thereto.

10.3	Pledge and Security Agreement, dated as of May 14, 2018, by and among the Company, the Initial Guarantor and The Bank of New York Mellon Trust Company, N.A., as Collateral Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Akoustis Technologies, Inc.
Date: May 15, 2018	By:	/s/ John T. Kurtzweil
	Name:	John T. Kurtzweil
	Title:	Chief Financial Officer